UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 8, 2006

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                        0-16132                22-2711928
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

      86 Morris Avenue, Summit, New Jersey                       07901
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    (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (908) 673-9000


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2006, Celgene Corporation, or the Company, announced that on December 8, 2006 it entered into a material definitive agreement for the purchase of an active pharmaceutical ingredient (API) manufacturing facility from Siegfried Ltd. located in Zofingen, Switzerland, and simultaneously consummated such purchase. The Company is purchasing the assets for approximately a total of $46.5 million in cash, with an initial payment of $12.5 million. The manufacturing facility has the capability to produce multiple drug substances and initially will be used to produce REVLIMID(R) to supply global markets.

Attached hereto as Exhibit 99.1 is the Press Release announcing the transaction.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Press Release dated December 11, 2006 announcing the acquisition of an API manufacturing facility from Siegfried Ltd.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CELGENE CORPORATION


Date:  December 12, 2006                   By: /s/ Robert J. Hugin
                                           -----------------------------------
                                               Name:  Robert J. Hugin
                                               Title: President and
                                                      Chief Operating Officer

EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

Exhibit 99.1 Press Release dated December 11, 2006 announcing the acquisition of an API manufacturing facility from Siegfried Ltd.